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February 20, 1996



IDS Life Insurance Company of New York
20 Madison Avenue Extension
Albany, New York  12203

Gentlemen:

Reference is made to the Registration Statement on Form S-6 (File No. 33-10334) under the Securities Act of 1933 which became effective April 15, 1987, registering an indefinite amount of securities pursuant to Rule 24f-2 adopted under the Investment Company Act of 1940. In connection with the Rule 24f-2 Notification for the fiscal year ended December 31, 1995, I have made such examination of matter of fact and law as I have deemed appropriate, and am of the opinion that:

1) IDS Life of New York Account 7, is a validly organized and existing separate account of IDS Life Insurance Company of New York duly authorized, as a unit investment trust, with the power and authority to issue and sell the securities registered, and

2) The securities issued, being variable life insurance policies, were legally issued, non-assessable and require no further payment by the purchaser.

I hereby consent that the foregoing opinion may be used in connection with the Rule 24f-2 Notification.

Sincerely,



Mary Ellyn Minenko
Attorney at Law
Minneapolis, MN  55440-0010

MEM/HSB/rdh